Exhibit 99.1

News Release

For information contact:
C. Brian Strickland	Lauren Harris
EVP, Chief Financial Officer & Treasurer	Vice President, Marketing & Communications
(407) 650-1084	(407) 650-1205

CNL Hotels & Resorts Completes the Purchase of Grande Lakes Orlando
-Two Luxury Resort Destinations—The Ritz-Carlton and JW Marriott-
(ORLANDO, Fla.) February 27, 2006 - CNL Hotels & Resorts, Inc., the nation’s second largest hotel real estate investment trust, announced today that the company closed on the purchase of the 500-acre Grande Lakes Orlando resort, comprised of a 584-room Ritz-Carlton, a 998-room JW Marriott, a 40,000-square-foot spa and an 18-hole Greg Norman-designed championship golf course. CNL Hotels & Resorts acquired 100 percent of the Grande Lakes Orlando resort from an affiliate of Annapolis-based Thayer Lodging Group for a purchase price of approximately $753 million.

“We are excited about the acquisition of these two signature properties that includes the addition of our first Ritz-Carlton to our portfolio. This acquisition emphasizes our commitment to acquiring distinctive real estate assets while furthering our strategy to create long-term value,” stated Thomas J. Hutchison III, CEO of CNL Hotels & Resorts.

The properties at the resort include:
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The Ritz-Carlton Orlando, Grande Lakes - The AAA Four-Diamond property features 584 rooms including 64 suites and 56 club level rooms. With the addition of a planned 14,100-square-foot ballroom, which is currently under construction, The Ritz-Carlton will feature 48,500 square feet of flexible meeting space. The property offers the popular Ritz Kids children’s program, specialty concierge services and signature dining options including the award-winning Norman’s restaurant, as well as an 18-hole Greg Norman-designed championship golf course and an award-winning 40,000-square-foot spa with 40 treatment rooms, offering a private lap pool and state-of-the-art Wellness Center.

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JW Marriott Orlando, Grande Lakes - The AAA Four-Diamond property represents the highest level of Marriott luxury, features 998 rooms, including 64 suites, 108,000 square feet of flexible meeting space, a winding lazy river outdoor heated pool, hydrotherapy pools, three tennis courts and signature dining choices including Primo.

-more-

About CNL Hotels & Resorts, Inc.

CNL Hotels & Resorts, Inc. owns one of the most distinctive portfolios in the lodging industry. With a focus on luxury resorts and upper-upscale properties, the company has approximately $6 billion in total assets with 94 hotels and resorts across North America that operate under independent brands and corporate brands such as The Waldorf=Astoria Collection, The Ritz-Carlton, Marriott, Hilton, and Hyatt. For more information, please visit www.cnlhotels.com.

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Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding improvements, awards, and other statements that are not historical facts, and/or statements containing words such as "anticipate(s)," "expect(s)," "intend(s)," "plan(s)," “could,” "target(s)," "project(s)," "will," "believe(s)," "seek(s)," "estimate(s)" and similar expressions. These statements are based on management's current expectations and beliefs and are subject to a number of known and unknown risks, uncertainties and other factors, including those outside of our control that could lead to actual results materially different from those described in the forward-looking statements. The Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to: changes in interest rates and financial and capital markets; changes in the operation of the resorts; and such other risk factors as may be discussed in our annual reports on Form 10-K and other filings with the SEC. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.